Exhibit 10.9

Health food production permit
NO.[2009]001
Company Name: Jilin Province Ganzhi Ginseng Production Co., Ltd
Registered address: NO.3075 Beihuan West Rd, Meihekou City, Jilin Province
Production Address & range:	NO.3075 Beihuan West Rd, Meihekou City, Jilin Province Oral solutions
Legal person: Zhang, Yuxiang
Person in Charge: Zhang, Yuxiang
Issuing authority: Food & Drug Administration of Jilin Province
Issuing Date:06-08-2012
Valid until 09-22-2013